                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                           QUIDEL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]


                               QUIDEL CORPORATION
                              10165 McKellar Court
                               San Diego, CA 92121
                                 (858) 552-1100


April 14, 2000


Dear Stockholder:


You are cordially invited to attend the Annual Meeting of Stockholders which will be held on Wednesday, May 24, 2000, at 10:00 a.m., at the Wyndham Garden Hotel, 5975 Lusk Boulevard, San Diego, California 92121. At this meeting you will be asked to consider and vote upon the election of eight nominees to the Board of Directors and such other matters as may come before the meeting.

Enclosed are the Notice of the Annual Meeting, the Proxy Statement, and a copy of Quidel's Annual Report to Stockholders.

You are urged to vote on, date, sign and return the enclosed proxy in the enclosed prepaid envelope addressed to American Stock Transfer and Trust Company, our agent, to ensure that your shares will be represented at the meeting. Prompt response is helpful, and your cooperation will be appreciated. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.


The Board of Directors and the officers of Quidel look forward to seeing you at the meeting.


Sincerely yours,


/s/ Andre de Bruin
------------------
Andre de Bruin
Vice Chairman,
President and Chief Executive Officer

                               QUIDEL CORPORATION
                              10165 MCKELLAR COURT
                               SAN DIEGO, CA 92121
                                 (858) 552-1100
                              ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 2000

Dear Quidel Stockholder:

The Annual Meeting of Stockholders of Quidel Corporation will be held on Wednesday, May 24, 2000, at 10:00 a.m., at the Wyndham Garden Hotel located at 5975 Lusk Boulevard, San Diego, California 92121, for the following purposes:

        1. To elect eight directors to the Board of Directors to serve for the ensuing year and until their successors are elected; and

        2. To transact other business properly presented at the meeting or any adjournments or postponements of the meeting.

Only stockholders of record at the close of business on March 31, 2000 are entitled to receive notice of and to vote at the meeting and any adjournment of the meeting.

The Board of Directors of Quidel Corporation recommends that the stockholders vote for the eight nominees for the Board of Directors named in the accompanying Proxy Statement.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. YOU ARE URGED TO SIGN, DATE AND OTHERWISE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND WISH TO DO SO, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE SIGNED AND RETURNED YOUR PROXY CARD.

                                    By Order of the Board of Directors,


                                    /s/ Charles J. Cashion
                                    ----------------------
                                    Charles J. Cashion,
                                    Senior Vice President, Corporate Operations,
                                    Chief Financial Officer and Secretary


San Diego, California

April 14, 2000

                               QUIDEL CORPORATION
                              10165 MCKELLAR COURT
                           SAN DIEGO, CALIFORNIA 92121
                                 (858) 552-1100
                                ----------------

                                 PROXY STATEMENT
                                ----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 24, 2000

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Quidel Corporation, a Delaware corporation, for use at the 2000 Annual Meeting of Stockholders to be held on Wednesday, May 24, 2000, and at any and all adjournments and postponements of the meeting. This Proxy Statement and the accompanying form of proxy will be first mailed to stockholders on or about April 14, 2000. Proxies allow properly designated individuals to vote on your behalf at the meeting.

We estimate we will pay approximately $10,000 for the cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy, and for the solicitation of proxies. Proxies may be solicited in person or by telephone or facsimile by personnel of Quidel who will not receive any additional compensation for such solicitations. Quidel will pay brokers or other persons holding stock in their name or the names of their nominees for the expenses of forwarding soliciting material to their principals.

                                     VOTING

The close of business on March 31, 2000 has been fixed as the record date (the "Record Date") for determining which stockholders are entitled to notice of and to vote at the meeting. On the Record Date, 24,582,689 shares of Quidel's voting common stock were outstanding. Each share of common stock is entitled to one vote on any matter that may be presented for consideration and action by the stockholders at the meeting. A quorum is required to transact business at the meeting. The holders of a majority of the outstanding shares of common stock on the Record Date and entitled to be voted at the meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the meeting and any adjournments and postponements of the meeting. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Unless otherwise designated, each proxy will be voted FOR the eight nominees for election as directors named below. The eight nominees receiving the highest number of votes at the meeting will be elected. Where the stockholder has appropriately directed how the proxy is to be voted, it will be voted according to the stockholder's directions. Any stockholder has the power to revoke his or her proxy at any time before it is voted at the meeting by submitting a written notice of revocation to the Secretary of Quidel or by filing a duly executed proxy bearing a later date. The proxy will not be voted if the stockholder who executed it is present at the meeting and elects to vote in person the shares represented by the proxy. Attendance at the meeting will not by itself revoke a proxy.

                            CHANGE IN FISCAL YEAR END

During October 1999, the Company changed its fiscal year from a March 31 fiscal year-end to a December 31 fiscal year-end. As such, certain tables in the Proxy Statement present data for the nine months ended December 31, 1999.

                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

Quidel's directors are to be elected at each Annual Meeting of stockholders. At the meeting, eight directors will be elected to serve until the next Annual Meeting of stockholders and until their successors are elected and qualified. The nominees receiving the greatest number of votes at the meeting, up to eight directors, will be elected. THE BOARD OF DIRECTORS OF QUIDEL RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE EIGHT NOMINEES NAMED BELOW FOR THE BOARD OF DIRECTORS.

The nominees for election as directors at the meeting set forth in the table below are all incumbent directors. The Board of Directors currently intends to appoint Richard C.E. Morgan to continue as the Chairman of the Board provided that he is reelected. In addition, the Board of Directors currently intends to appoint Andre de Bruin to continue as the Vice Chairman of the Board provided that he is reelected. Each of the nominees has consented to serve as a director if elected. Unless authority to vote for any director nominee is withheld in a proxy, it is intended that each proxy will be voted FOR the nominee. If any of the nominees for director should before the meeting become unable to serve if elected, it is intended that shares represented by proxies will be voted for such substitute nominees as may be recommended by Quidel's existing Board of Directors, unless other directions are given in the proxies.


          NAME OF NOMINEE              AGE                PRINCIPAL OCCUPATION               DIRECTOR SINCE
------------------------------------ -------- --------------------------------------------- -----------------
Richard C.E. Morgan                    56     Chairman   and  Chief   Executive   Officer,        1990
                                              incuVest LLC

Andre de Bruin                         53     Vice Chairman, President and Chief                  1997
                                              Executive Officer, Quidel Corporation

John D. Diekman, Ph.D.                 57     Managing Director, Bay City Capital, LLC            1988

George W. Dunbar, Jr.                  53     Acting   President   and   Chief   Executive        1999
                                              Officer,    CytoTherapeutics,    Inc.    and
                                              StemCells, Inc.

Thomas A. Glaze                        53     President  and  Chief   Executive   Officer,        1979
                                              Metabolex, Inc.

Margaret G. McGlynn, R.Ph.             40     Senior  Vice   President,   Worldwide  Human        1996
                                              Health Marketing, Merck & Co., Inc.

Mary Lake Polan, M.D., Ph.D.           56     Professor    and   Chair,    Department   of        1993
                                              Gynecology    and    Obstetrics,    Stanford
                                              University School of Medicine

Faye Wattleton                         56     President, Center for Gender Equality               1994


RICHARD C.E. MORGAN has been a director of Quidel since May 1990 and Chairman of the Board of Directors since July 1995. In November 1999, Mr. Morgan co-founded incuVest LLC, a creator and operator of technology incuVators. Mr. Morgan is the Chairman and Chief Executive Officer of incuVest LLC. Since January 1998, Mr. Morgan has been the Managing Member of Amphion Capital Management, L.L.C., a private equity and venture capital firm and the successor company to the asset management division of James D. Wolfensohn, Inc. Since 1986, he has been a Managing Member of Amphion Partners L.L.C. (formerly Wolfensohn Partners L.P.), a venture capital partnership that is the general partner of Amphion Ventures L.P. (formerly Wolfensohn Associates L.P.). Mr. Morgan is currently chairman and a director of AXCESS, Inc., a RFID security systems company, a director of

Celgene Corporation, a biopharmaceutical company, a director of ChromaVision Medical Systems, Inc., a medical diagnostics company, a director of Indigo N.V., a digital printing systems company, and is chairman and a director of several private technology and healthcare companies. Mr. Morgan is also a director of ORBIS International, Inc., a non-profit organization dedicated to fighting blindness worldwide.

ANDRE de BRUIN was appointed President and Chief Executive Officer of Quidel on June 9, 1998. From June 23, 1997, Mr. de Bruin has also been Vice Chairman of the Board. Mr. de Bruin was a part-time employee from June 23, 1997 until June 9, 1998. Prior to joining Quidel, Mr. de Bruin was President and Chief Executive Officer of Somatogen, Inc., a biopharmaceutical company, since July 1994. He was elected Chairman of the Board of Somatogen in January 1996. Baxter International, Inc. acquired Somatogen in May 1998. Prior to joining Somatogen, Mr. de Bruin was Chairman, President and Chief Executive Officer of Boehringer Mannheim Corporation, a U.S. subsidiary of Corange Ltd., a private, global health care corporation. He held that position since 1989. Mr. de Bruin serves on the Board of Directors of Diametrics Medical, Inc., a public company that manufactures and markets proprietary critical care blood and tissue analysis systems, and Metabolex, Inc., a privately held company founded to develop therapeutics for diabetes and related metabolic diseases. He has been involved in the global health care industry for more than thirty years in pharmaceuticals, devices and diagnostics.

JOHN D. DIEKMAN, Ph.D. is a managing director of Bay City Capital, L.L.C., an investment banking company. Dr. Diekman is currently a director of Affymax N.V., a pharmaceutical company, and Affymetrix Inc., a genomics and gene chip company. He also serves as a director of LJL Biosystems, a laboratory systems manufacturer, Metabolex, Inc., a pharmaceutical development company and Hilltop Laboratories, a site management organization. Dr. Diekman is Chairman of the Board of The Scripps Research Institute. Dr. Diekman was President and Chief Operating Officer of Quidel from April 1988 until 1991.

GEORGE W. DUNBAR, Jr., is a founding member of iCEO, a service provider of CEO and executive talent to start-up companies and turnaround situations. He is currently Acting President and CEO of CytoTherapeutics, Inc. and StemCells, Inc. Mr. Dunbar was formerly President and Chief Executive Officer of Metra Biosystems, Inc. ("Metra"), a bone loss management company acquired by Quidel in July 1999. Prior to Metra, he was Vice President of Licensing and Business Development of The Ares-Serono Group, a Swiss health care company. Mr. Dunbar also held various senior management positions with Amersham International in the United States and Europe. Mr. Dunbar also serves as a director of Competitive Technologies, LJL Biosystems, Sonus Pharmaceuticals, The Valley Medical Center Foundation, and the Auburn University School of Business MBA Advisory Board.

THOMAS A. GLAZE, a co-founder of Quidel, has been a director since April 1979 and was appointed Chairman of the Board in December 1980, a position he held until April 1992. Mr. Glaze served as President of Monoclonal Antibodies, Inc., the predecessor of the Company, from April 1979 to April 1988 and Chief Executive Officer from April 1988 to January 1991. Mr. Glaze is currently President and Chief Executive Officer of Metabolex, Inc., a pharmaceutical development company, and a director of Fluitek Corporation, a distributor of industrial fluid filter elements.

MARGARET G. MCGLYNN, R.Ph. serves as the Senior Vice President of Worldwide Human Health Marketing at Merck & Co., Inc., where she is responsible for providing marketing and overall commercial leadership to the development of Merck human health products and franchises on a global basis. Prior to assuming her current responsibilities, Ms. McGlynn served as Senior Vice President of Health and Utilization Management at Merck-Medco Managed Care. She also previously held several positions at Merck in the U.S. Pharmaceutical division, including sales, marketing, business development and managed care marketing.

MARY LAKE POLAN, M.D., Ph.D. has served as the Chair of the Department of Gynecology and Obstetrics at Stanford University School of Medicine since 1990. She received her Bachelor of Science Degree from Connecticut College, followed by a Ph.D. in Molecular Biophysics and Biochemistry, and an M.D. from Yale University School of Medicine. She remained at Yale New Haven Hospital for her residency in Obstetrics and Gynecology, followed by a Reproductive Endocrine Fellowship. She was on the faculty at Yale University until 1990, when she joined Stanford University. She is a practicing clinical Reproductive Endocrinologist with a research interest in ovarian function and granulosa cell steroidogenesis. More recently, her interests have been in the interaction between the immune and endocrine systems and the role of monokines in reproductive events. Dr. Polan also serves on the Board of Directors of American Home Products and ChromaVision Medical Systems, Inc. Dr. Polan previously served on the Board of Directors of Metra until it was acquired by Quidel in July 1999.

FAYE WATTLETON brings to the Board of Directors over 25 years of experience as a leader and administrator in the fields of women's health and reproductive rights. She is past president of the Planned Parenthood Federation of America. Since 1995, she has been President of the Center for Gender Equality, a research and education institution, and since 1985, President of Mefel Associates, a management consulting firm. She was inducted into the National Women's Hall of Fame in 1993. Ms. Wattleton received her Bachelor of Science Degree in nursing from Ohio State University and her Master of Science Degree from Columbia University in midwifery and maternal and infant health. She is the holder of 12 honorary doctorates. She presently serves on the Board of Directors of Estee Lauder Companies, Empire Blue Cross and Blue Shield, Biotechnology General, and The Henry J. Kaiser Family Foundation.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

The Board of Directors held five meetings during the nine months ended December 31, 1999.

AUDIT COMMITTEE

During the nine months ended December 31, 1999, the Audit Committee of the Board of Directors consisted of Dr. Diekman (Chairman), Mr. Glaze and Ms. Wattleton. The Audit Committee recommends engagement of the independent auditors and approves the services performed by the auditors. In addition, the Audit Committee reviews and evaluates Quidel's accounting principles and its system of internal accounting controls. The Audit Committee met two times during the nine-month period.

NOMINATING AND COMPENSATION COMMITTEE

During the nine months ended December 31, 1999, the Nominating and Compensation Committee consisted of Mr. Morgan (Chairman), Ms. McGlynn and Dr. Polan. The Compensation Committee reviews and approves Quidel's compensation policies. The Compensation Committee met three times during the nine-month period. The report of the Compensation Committee begins on page 13.

All directors attended 90% of the aggregate of all meetings of the Board of Directors and the committees, if any, upon which the directors served.

DIRECTOR COMPENSATION

Directors who are not employees of Quidel receive an annual retainer of $12,000, except for the Chairman of the Board who receives an annual retainer of $18,000. In addition, non-employee directors receive a meeting fee of $1,500 per meeting. The chairman of each committee of the Board of Directors also receives an annual retainer of $1,000.

Ms. Wattleton is currently serving as a consultant to Quidel. She received a total of $8,250 for consulting services rendered during the nine months ended December 31, 1999.

Mr. Diekman is a Managing Director of Bay City Capital, LLC, which provides advisory services to Quidel. During the nine months ended December 31, 1999, Bay City Capital, LLC, received $463,205 for such services.

Under Quidel's 1996 Non-Employee Directors Plan, each non-employee director is automatically granted a one-time option to purchase 40,000 shares of common stock (subject to a four-year quarterly vesting schedule) upon election or appointment to the Board of Directors. All such options are granted at exercise prices equal to the fair market value of the common stock on the date of grant. As of December 31, 1999, options to purchase 280,000 shares of common stock under the Non-Employee Directors Plan were outstanding.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of the Quidel's common stock beneficially owned as of March 31, 2000 by (i) those known to be the beneficial owners of more than five percent (5%) of the outstanding common stock, (ii) each of the present directors and nominees for director, (iii) each executive officer named in the Summary Compensation Table herein and (iv) all directors and executive officers as a group. On March 31, 2000 there were 24,582,689 shares of common stock outstanding.


                                                                                    BENEFICIAL OWNERSHIP
                                                                                    OF COMMON STOCK(1)
                                                                          ----------------------------------------
                                                                             NUMBER
              NAME                                                           OF SHARES               PERCENT(2)
              ----                                                           ---------               ----------
              BENEFICIAL OWNERS
              Larry N. Feinberg (3)                                          2,840,400                11.55%
                 c/o Oracle Investment Management, Inc.
                 712 Fifth Avenue, 45th Floor
                 New York, New York

              DIRECTORS
              Richard C.E. Morgan(4)                                         1,048,347                 4.28%
              Andre de Bruin(5)                                                551,220                 2.19%
              John D. Diekman, Ph.D.(6)                                         61,927                   *
              George W. Dunbar(7)                                                7,500                   *
              Thomas A. Glaze(8)                                               231,440                   *
              Margaret G. McGlynn, R.Ph.(9)                                     42,500                   *
              Mary Lake Polan, M.D., Ph.D.(10)                                  60,400                   *
              Faye Wattleton(11)                                                46,945                   *

              NAMED EXECUTIVE OFFICERS
              Charles J. Cashion(12)                                            59,375                   *
              Charles H. Bowden(13)                                             62,500                   *
              Mark E. Paiz(14)                                                  56,635                   *
              John D. Tamerius(15)                                             110,257                   *
              Robin G. Weiner(16)                                               61,301                   *
              All directors and executive officers
                 as a group (13 persons)(17)                                 2,400,347                 9.32%

---------
  *      Less than one percent

(1) Except for voting powers held jointly with a person's spouse, represents sole voting and investment power unless otherwise indicated.

(2) The percentage ownership for each stockholder is calculated by assuming the exercise or conversion of all warrants, rights, options and convertible securities held by such holder exercisable or convertible within 60 days of the Record Date, and the non-exercise and non-conversion of all other outstanding warrants, rights, options and convertible securities.

(3) Based on his Form 4 dated December 31, 1999, in which Larry N. Feinberg reported the beneficial ownership of 2,840,400 shares of common stock. Mr. Feinberg reported that these shares of common stock are held directly by Oracle Partners, L.P. ("Oracle Partners") (1,390,500 shares), Oracle Institutional Partners, L.P. ("Oracle Institutional") (441,700 shares), GSAM Oracle Investments, Inc. ("GSAM Investments") (591,800 shares), Oracle Offshore Limited ("Oracle Offshore") (91,400 shares), The Feinberg Family Foundation (the "Foundation") (28,000 shares) and Oracle Management Company Employee Retirement Account (the "Retirement Plan") (57,000 shares). Oracle Investment Management, Inc. (the "Investment Manager") serves as investment manager to and has investment discretion over the securities held by GSAM Investments, Oracle Offshore and the Retirement Plan. Mr. Feinberg is the general partner of Oracle Partners and Oracle Institutional, the trustee of the Foundation, and the sole shareholder and president of the Investment Manager. Mr. Feinberg disclaims any beneficial ownership of the securities, except as to such securities representing Mr. Feinberg's pro rata interest in, and interest in the profits of, Oracle Partners, Oracle Institutional, GSAM Investments, Oracle Offshore, the Foundation and the Retirement Plan. Mr. Feinberg also reported that he holds directly 240,000 shares of common stock.

(4) Includes 824,747 outstanding shares of common stock held by Amphion Partners L.L.C. (formerly Wolfensohn Partners L.P.), 10,000 outstanding shares of common stock held by Antiope Partners L.L.C. and 61,100 outstanding shares of common stock held by Amphion Investments L.L.C. Mr. Morgan may be deemed to have voting and investment power as to all of the shares held by Amphion Partners L.L.C., Antiope Partners L.L.C. because of his position as general partner of the sole general partner of both Amphion Partners L.L.C. and Antiope Partners L.L.C., and Amphion Investments L.L.C. Mr. Morgan disclaims beneficial ownership as to all these shares. Also includes 57,500 shares of common stock issuable to Mr. Morgan upon exercise of options that are exercisable on or within 60 days after the Record Date.

(5) Includes 549,720 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date. Mr. de Bruin previously served as a part-time employee of Quidel. As a part-time employee, Mr. de Bruin received a nonstatutory stock option to purchase up to 300,000 shares of common stock, at an exercise price equal to 100% of the fair market value on the date of grant. Mr. de Bruin's part-time employment ended as of June 9, 1998, when he was appointed President and Chief Executive Officer. The terms of the offer made to Mr. de Bruin included the cancellation and termination of the existing 300,000 options and the issuance of a new grant of options to purchase up to 1,428,420 shares of the common stock. These options vest as follows: 25,000 options vested immediately, 927,280 options will vest ratably over four years at a rate of 6.25% per quarter (i.e. 57,955 shares per quarter) and the remaining 476,140 options will vest after four years, or earlier, upon Quidel's attainment of performance milestones agreed upon by the Board of Directors and Mr. de Bruin. During December 1999, a performance milestone was achieved, and 119,035 options immediately vested. The first 30,769 stock options to vest in any calendar year will be Incentive Stock Options. The remaining options that vest in a calendar year will be Non-Qualified Options.

(6) Includes 45,500 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date.

(7) Includes 7,500 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date.

(8) Includes 53,500 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date.

(9) Includes 37,500 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date.

(10) Includes 59,500 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date.

(11) Includes 46,945 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date.

(12) Includes 59,375 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date.

(13) Includes 62,500 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date.

(14) Includes 49,499 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date.

(15) Includes 95,301 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date.

(16) Includes 40,202 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date.

(17) All directors and named executive officers as a group, including 1,164,542 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days after the Record Date.

All information with respect to beneficial ownership of the shares referred to in this section is based on filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided to Quidel by the beneficial owners.

                             EXECUTIVE COMPENSATION

The following table sets forth the cash compensation paid or accrued by Quidel to (i) its Chief Executive Officer, (ii) the other five most highly compensated executive officers who were serving as of December 31, 1999.



                                                                                         COMPENSATION AWARDS
                                         FISCAL      ANNUAL COMPENSATION        -------------------------------------
                                          YEAR     ---------------------------                      ALL OTHER
NAME AND PRINCIPAL POSITIONS              ENDED      SALARY($)(1)     BONUS ($)    OPTIONS(#)  COMPENSATION ($)(2)
-------------------------------------- ------------ -------------- ------------ -------------- ----------------------
Andre de Bruin(3)                       12/31/99*         292,300           --             --                  2,670
   President and Chief                    3/31/99         361,286           --      1,428,420                173,495
   Executive Officer                      3/31/98          66,923           --             --                     --

Charles J. Cashion(4)                   12/31/99*         164,234           --         12,500                  1,964
   Senior Vice President,                 3/31/99          60,000       20,000        225,000                     --
   Corporate Operations, Chief            3/31/98              --           --             --                     --
   Financial Officer and Secretary

Charles H. Bowden(5)                    12/31/99*         165,385           --         10,000                  3,455
   Chief Medical Officer and Vice         3/31/99         125,426       25,000        200,000                 14,211
   President, Infectious Diseases         3/31/98              --           --             --                     --

Mark E. Paiz(6)                         12/31/99*         159,156           --        142,000                  1,220
   Senior Vice President,                 3/31/99         132,590        6,000         52,000                     --
   Product Development and                3/31/98              --           --             --                     --
   Supply Operations

 John D. Tamerius(7)                    12/31/99*         145,425           --         20,000                  2,174
   Vice President, Autoimmune             3/31/99         174,265           --         15,000                     --
   and Complement and General             3/31/98         144,104       21,615         25,000                     --
   Manager, Mountain View
   Operations

Robin G. Weiner                         12/31/99*         124,969           --         15,000                  1,690
  Vice President, Clinical                3/31/99         146,432           --         15,000                     --
  Development and Regulatory              3/31/98         135,309       20,296         25,000                     --
  Affairs

*For the nine month period ended December 31, 1999

(1) The amounts shown include cash compensation the executive officers earned and received, or deferred pursuant to Quidel's 401(k) Plan. Quidel began making contributions to executive officers' accounts under the 401(k) Plan in July 1999.

(2) During the nine months ended December 31, 1999, Quidel made contributions under the 401(k) Plan for Mr. de Bruin, Mr. Cashion, Mr. Paiz, Dr. Tamerius and Ms. Weiner of $1,729, $1,681, $1,120, $1,645, and $1,573, respectively.
     The Company also funded a group term life insurance plan in excess of $50,000. Amounts added to compensation related to this plan for Mr. de Bruin, Mr. Cashion, Dr. Bowden, Mr. Paiz, Dr. Tamerius, and Ms. Weiner were $941, $283, $305, $100, $529, and $117 respectively.

(3) At the meeting of the Board of Directors on June 9, 1998, the Board voted to appoint Mr. de Bruin President and Chief Executive Officer. Pursuant to the terms of the offer made to Mr. de Bruin, he is employed at will, with an annual salary of $370,000 that commenced on July 6, 1998. Mr. de Bruin receives the benefits offered to all Quidel executive officers. In addition to those benefits, Quidel paid the costs of Mr. de Bruin's relocation to the San Diego area. A portion of the relocation assistance was taxable and Quidel "grossed-up" the taxable amounts based on the applicable federal and state tax rates. The total compensation relating to Mr. de Bruin's relocation amounted to $173,495.

(4) Pursuant to an Employment Agreement dated December 14, 1998, Mr. Cashion joined Quidel as Senior Vice President, Corporate Operations, Chief Financial Officer and Secretary, with an annual salary of $225,000. In addition, Mr. Cashion received a signing bonus of $20,000. Mr. Cashion is employed at will, and will receive the benefits offered to all Quidel executive officers.

(5) Pursuant to an Employment Agreement dated September 1, 1998, Dr. Bowden joined the Company as Chief Medical Officer and Vice President, Infectious Diseases with an annual salary of $215,000. In addition, Dr. Bowden received a signing bonus of $25,000. Dr. Bowden was employed at will, and received the benefits offered to all Quidel executive officers. In addition to those benefits, Quidel agreed to (1) pay the costs of Dr. Bowden's relocation to the San Diego area, including temporary living costs and reasonable costs associated with the purchase of a new home, such as allocable closing costs and financing costs and (2) reimburse Dr. Bowden for all mortgage interest, property taxes, reasonable property maintenance costs and reasonable selling and closing costs associated with the relocation. To the extent that any of the relocation assistance was deemed taxable income to Dr. Bowden, Quidel agreed to "gross-up" the taxable amounts based on the applicable federal and state tax rates. Total compensation relating to Dr. Bowden's relocation for the year ended March 31, 1999 and the nine months ended December 31, 1999 was $14, 211 and $3,150, respectively. Dr. Bowden terminated his services from Quidel in February 2000 and is continuing his services on a consultant basis.

(6) Mr. Paiz was promoted to Senior Vice President, Product Development and Supply Operations in August 1999 and was granted an additional 50,000 stock options. In January 2000, the Company loaned Mr. Paiz $172,544 to assist with his relocation to the San Diego area. Previously, Mr. Paiz was appointed Vice President, Operations in June 1998, and he received a signing bonus of $6,000.

(7) In October 1999, Dr. Tamerius was appointed Vice President, Autoimmune and Complement and General Manager of Mountain View Operations. With this appointment, Dr. Tamerius was relocated from San Diego, CA to Mountain View, CA. To assist with the relocation, the Company loaned Dr. Tamerius $130,000. This loan was repaid in full in March 2000.

OPTION GRANTS DURING THE NINE MONTHS ENDED DECEMBER 31, 1999

The following table summarizes options granted to the following executive officers during the nine months ended December 31, 1999, and the value of the options held by these officers at December 31, 1999. Quidel does not grant Stock Appreciation Rights.


                                                    INDIVIDUAL GRANTS
                           ---------------------------------------------------------------------
                               NUMBER OF
                              SECURITIES        % OF TOTAL
                              UNDERLYING      OPTIONS GRANTED         EXERCISE
                               OPTIONS        DURING THE NINE         OR BASE
                               GRANTED          MONTHS ENDED            PRICE      EXPIRATION         GRANT DATE
NAME                          (#/SH)(1)      DECEMBER 31,1999(2)      ($/SH)(3)      DATE(4)      PRESENT VALUE($)(5)
------------------------  ---------------- ------------------------ ------------- ------------- -----------------------
Andre de Bruin                      --               --                    --              --                 --

Charles J. Cashion              12,500             0.8%                $ 2.25       4/27/2009             19,679

Charles H. Bowden               10,000             0.6%                  2.25       4/27/2009             15,743

Mark E. Paiz                    92,000                                   2.25       4/27/2009            144,836
                                50,000             9.0%                  3.28       8/30/2009            114,795

John D. Tamerius                20,000             1.3%                  2.25       4/27/2009             31,486

Robin G. Weiner                 15,000             0.6%                  2.25       4/27/2009             15,743

----------
(1) All options granted in the nine months ended December 31, 1999 vest over a four-year period commencing on the date of grant. The exercise price of the above options is equal to the fair market value of the common stock on the date of grant.

(2) Options representing a total of 1,576,900 shares of common stock were granted during the nine months ended December 31, 1999.

(3) The exercise price on the date of grant was equal to 100% of the fair market value.

(4) The options have a term of ten years, subject to earlier termination related to the termination of employment.

(5) The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants during the nine months ended December 31, 1999: risk free interest rate of 6.3%, expected option life of 5.6 years, expected volatility of 0.78 and a dividend rate of zero. Option valuation using a Black-Scholes-based option pricing model generates a theoretical value based upon certain factors and assumptions. Therefore, the value of a stock option, if any, is dependent on the future price of the stock, overall stock market conditions and continued service with Quidel, since options remain exercisable for only a limited period following retirement, death or disability. The values reflected in this table or any other value may not be achieved.

AGGREGATED OPTION EXERCISES FOR THE NINE MONTHS ENDED DECEMBER 31, 1999 AND OPTION VALUES AT DECEMBER 31, 1999

The following table sets forth information for the following executive officers regarding the exercise of stock options in fiscal 1999 and the number of stock options exercisable and unexercisable at the end of fiscal 1999. There were no options in-the-money at the end of fiscal 1999.


                                                                   NUMBER OF
                                                             SECURITIES UNDERLYING              VALUE OF UNEXERCISED
                           SHARES                            UNEXERCISED OPTIONS AT           IN-THE-MONEY OPTIONS AT
                          ACQUIRED                             DECEMBER 31, 1999              DECEMBER 31, 1999($) (2)
                             ON             VALUE      --------------------------------------------------------------------
NAME                      EXERCISE(#)      REALIZED($)  EXERCISABLE (1)    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------------
Andre de Bruin                --               --          491,765            936,655      $  1,782,648     $  3,395,374

Charles J. Cashion            --               --           56,250            181,250           261,900          843,513

Charles H. Bowden             --               --           62,500            147,500           269,531          639,219

Mark E. Paiz                  --               --           20,062            179,938            71,482          742,450

John D. Tamerius              --               --           63,427            105,313           151,547          391,096

Robin G. Weiner               --               --           35,827             70,313           101,597          263,596


----------

(1) Future exercisability is subject to a number of factors, including the optionee remaining employed by Quidel.

(2) Calculated on the basis of the fair market value of the underlying securities at December 31, 1999 ($6.875 per share), minus the exercise price.

                         INDEPENDENT PUBLIC ACCOUNTANTS

Upon the recommendation of the Audit Committee, the Board of Directors has selected the firm of Arthur Andersen LLP to be independent public accountants for the year ended December 31, 2000. Quidel expects a representative of Arthur Andersen to be present at the meeting, to have the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the directors and executive officers of Quidel and persons who own more than ten percent (10%) of Quidel's common stock are required to report their initial ownership of Quidel common stock and any subsequent changes in that ownership to the Securities and Exchange Commission and The Nasdaq National Market. Specific due dates for these reports have been established, and Quidel is required to disclose in this Proxy Statement any late filings during the nine months ended December 31, 1999. To Quidel's knowledge, based solely on its review of the copies of the reports required to be furnished to Quidel, all of these reports were timely filed.

                   REPORT OF THE COMPENSATION COMMITTEE OF THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors administers Quidel's executive compensation programs. After consideration of the Compensation Committee's recommendations, the full Board of Directors reviews and approves salaries of all elected officers, including those of the executive officers named in the Summary Compensation Table. The Committee is responsible for recommending to the Board and administering all other elements of executive compensation, including annual incentive awards and stock options.

PHILOSOPHY

The executive compensation program is structured to support the Company's mission, values and corporate strategies. The executive compensation programs are designed to provide competitive levels of total compensation in order to attract, retain and motivate high-quality senior management by providing what the Company believes to be a competitive total compensation package based on both individual and corporate performance. The executive compensation program is composed of three elements; (1) competitive base salaries which reflect individual performance, (2) annual incentive opportunities which are a function of individual and business performance payable in cash, and (3) long-term stock-based incentive opportunities pursuant to the Company stock option plan which links the interests of senior management and the Company's stockholders. The mix of total compensation is designed to cause greater variability in the individual's absolute year-to-year compensation based on the success of the Company and the individual contribution to that success. The total compensation program provides focus on both short-term and long-term results.

The Compensation Committee does not presently anticipate that the compensation of any executive officer will materially exceed the limit on deductibility imposed by Section 162(m) of the Internal Revenue Code during fiscal 2000.

BASE SALARY

Base salary is targeted to be moderate yet competitive in relation to salaries commanded by those in similar positions in comparable companies. The Compensation Committee reviews management recommendations for executives' salaries and examines survey data for executives with similar responsibilities in comparable companies in the medical and biotechnology industry. Individual salary determinations are based on experience, sustained performance and comparison to peers inside and outside of Quidel.

ANNUAL INCENTIVE AWARDS

Quidel maintains a senior management incentive compensation plan that is designed to reward senior management for their contributions to corporate and individual objectives. Under the plan, each participating officer is entitled to receive a cash bonus if certain corporate goals are met in a particular fiscal year.

Each eligible employee's potential annual award under the plan is expressed as a percentage of the total base compensation earned by the individual during the fiscal year. For the nine month period ended December 31, 1999, the percentages for the Chief Executive Officer and all participating Vice Presidents were set at 40% and 30%, respectively. These percentages could be increased in the event the maximum target levels are exceeded for corporate goals. For the year ended December 31, 1999, certain targeted corporate goals were not achieved and incentive compensation has not been awarded to date. However, based on achievement of significant corporate goals in the nine months ended December 31, 1999 and first quarter results in 2000, some incentive compensation may be awarded.

STOCK OPTIONS

The Compensation Committee administers the employee stock option plans and recommends stock option grants to the Board of Directors. The plans are designed to align the interests of management with those of the stockholders. The number of stock options granted is related to the recipient's base compensation and level of responsibility. All options are granted with an option exercise price equal to the fair market value of the common stock on the date of grant and generally vest over a four-year period. The Compensation Committee, in its discretion, may grant additional options to executive officers, including the Chief Executive Officer, for increases in level of responsibility and promotions, in recognition of sustained exceptional performance, or annually based upon Company and individual performance. The option grant will have value to the officer only if he or she continues in the Company's services during the vesting period and then only if the market price of the underlying option shares appreciates over the option term.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

The Chief Executive Officer participates in the same executive compensation program provided to the other executive officers and senior management of the Company as described above. Certain of Mr. de Bruin's stock options also contain performance based vesting provisions. The Compensation Committee's approach to setting compensation for the Chief Executive Officer is to be competitive with comparable companies and to have a portion of total compensation depend on the achievement of performance criteria. Each year, the Board of Directors approves business goals to include financial measures, which are used to evaluate the Chief Executive Officer's performance for the year.

The Chief Executive Officer's total cash compensation for the nine-month period ended December 31, 1999 was $292,300 in base salary. No incentive compensation was awarded. Specific accomplishments that were considered by the Board and occurred under Mr. de Bruin's leadership during this period are as follows: (1) the acquisition of Metra Biosystems, Inc., a leader in the diagnosis and management of metabolic bone diseases and disorders, (2) the acquisition of a urine test strip business from Dade Behring Marburg GmbH which will allow for leverage of global sales, (3) the receipt of United States Food and Drug Administration clearance and initiated marketing of the QuickVue Influenza test, a point-of-care diagnostic test that provides accurate diagnosis of Influenza A and B in ten minutes, (4) the sale and leaseback of the corporate headquarters facility that provided the cash to reduce the debt incurred in the Metra and Dade Behring acquisitions, (5) the implementation of a new enterprise resource planning business operating system which is expected to allow the operations of the business to become more efficient and provide a strong platform for business growth, (6) the increase of production capacity to meet increased demand for products, and (7) the implementation of our long-range strategic mission to drive future product development and partnerships. The Corporate earnings goal for this period was not met.

                                          COMPENSATION COMMITTEE

                                          Richard C.E. Morgan (Chairman)
                                          Mary Lake Polan, M.D., Ph.D.
                                          Margaret G. McGlynn, R.Ph.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Morgan, Dr. Polan and Ms. McGlynn are not current or former officers or employees of Quidel. There are no Compensation Committee interlocks between Quidel and other entities involving Quidel's executive officers and board members who serve as executive officers or board members of the other entities. Mr. de Bruin serves on the Compensation Committee of Metabolex, Inc., in which Mr. Glaze is President and Chief Executive Officer.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on Quidel's common stock with the cumulative total return of the Nasdaq U.S. Index and the Nasdaq Pharmaceutical Index for the period beginning March 31, 1995 and ending December 31, 1999. The graph assumes that all dividends have been reinvested.



                                            03/31/95  03/31/96   03/31/97  03/31/98   03/31/99  12/31/99
                                            --------  --------   --------  --------   --------  --------
              Quidel Corporation             $100.00   $125.11     $86.22    $67.33     $44.44   $152.89
              NASDAQ Pharmaceutical Stocks   $100.00   $176.27    $161.39   $192.89    $245.26   $415.91
              NASDAQ Stock Market            $100.00   $135.80    $150.95   $228.88    $308.42   $500.84

                                  ANNUAL REPORT

The 1999/2000 Annual Report to Stockholders has been mailed to stockholders concurrently with this Proxy Statement. The annual report is not incorporated into, and is not deemed to be a part of, this Proxy Statement.

A copy of Quidel's annual report on Form 10-K as filed with the Securities and Exchange Commission, without exhibits, will be furnished without charge to any person from whom the accompanying proxy is solicited upon written request to the Investor Relations department at Quidel Corporation, 10165 McKellar Court, San Diego, California 92121. In addition, you may call (619) 646-8031, or e-mail at ir@quidel.com.

   DEADLINE FOR STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2001 ANNUAL MEETING

The bylaws of Quidel provide that any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice of such stockholder's intent to make such nomination is given, either by personal delivery or United States mail, postage prepaid, to the Secretary, Quidel Corporation, 10165 McKellar Court, San Diego, California 92121. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the address provided above, not less than 60 days nor more than 90 days prior to the scheduled Annual Meeting. However, if less than 60 days' notice or prior public disclosure of the date of the scheduled Annual Meeting is given or made, notice by the stockholder, to be timely, must be received not later than the close of business on the 10th day following the day on which the notice of the date of the scheduled Annual Meeting was mailed or the day on which the public disclosure was made. A stockholder's notice to the Secretary must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the person's name, age, business address and residence address, (ii) the person's principal occupation or employment, (iii) the class and number of shares of capital stock beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934; and (b) as to the stockholder giving the notice (i) the name and address of the stockholder, as they appear on Quidel's records, and (ii) the class and number of shares of stock that are beneficially owned by the stockholder on the date of the stockholder notice

Stockholders who wish to include proposals for action at Quidel's 2001 Annual Meeting of Stockholders in next year's proxy statement and proxy must cause their proposals to be received in writing by the Secretary at the address set forth on the first page of this Proxy Statement no later than December 31, 2000.

Stockholders who do not present proposals for inclusion in the Proxy Statement, but who still intend to submit a proposal at the 2001 Annual Meeting must, in accordance with Quidel's bylaws, provide timely notice of the matter to the Secretary. To be timely, written notice must be received by the Secretary no less than 60 days nor more than 90 days prior to the Annual Meeting. If less than 60 days' notice or prior public disclosure of the date of the scheduled Annual Meeting is given, then notice of the proposed business matter must be received by the Secretary no later than the close of business on the tenth day following the day on which such notice of the date of the scheduled Annual Meeting was mailed or the day on which such public disclosure was made. Any notice to the Secretary must include as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the proposal desired to be brought before the meeting and the reason for conducting the business at the Annual Meeting, (b) the stockholder's name and address, as they appear on Quidel's records, (c) the class and number of shares which a stockholder beneficially owns, (d) any material interest of the stockholder in the business and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act in his or her capacity as a proponent of the stockholder proposal.

                                 OTHER BUSINESS

Quidel knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

San Diego, California

April 14, 2000

STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES ON, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                              QUIDEL CORPORATION

          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned Stockholder of QUIDEL CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting to be held on May 24, 2000 at 10:00 a.m., at the Wyndham Garden Hotel, 5975 Lusk Boulevard, San Diego, California 92121, and hereby appoints Richard C. E. Morgan and Charles
J. Cashion, and each of them, proxies and attorneys-in-fact, each with full power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote QUIDEL CORPORATION Common Stock held by the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse, and in their discretion upon any other business that may properly come before the meeting.

                 IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

                          PLEASE DATE, SIGN AND MAIL YOUR
                        PROXY CARD BACK AS SOON AS POSSIBLE!

                          ANNUAL MEETING OF STOCKHOLDERS
                              QUIDEL CORPORATION

                                  MAY 24, 2000




               Please Detach and Mail in the Envelope Provided


    Please mark your
/X/ votes as in this
    example.


                FOR all nominees       WITHHOLD authority
            listed at right (except     to vote for all
                 as indicated)       nominees listed to right.
1. To elect eight      / /                   / /    NOMINEES:                       2. To transact such other business as may
   directors to                                       Richard C. E. Morgan             properly come before the meeting or any
   serve for the                                      Andre de Bruin                   adjournments or postponements thereof.
   ensuing year                                       John D. Diekman, Ph.D.
   and until their successors are                     George W, Dunbar, Jr.         PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN
   elected.                                           Thomas Glaze                  THIS CARD.
If you wish to withhold authority                     Margaret G. McGlynn, R.Ph.
to vote for any nominee, strike                       Mary Lake Polan, M.D., Ph.D.
a line through that nominee's name                    Faye Wattleton
listed at right.



Signature(s): _________________________________ Date: __________________________
NOTE: This Proxy should be dated, signed by the stockholder(s) exactly as his or her name(s) appear herein and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.
      If shares are held by joint tenants or as community property, both should sign.